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                                          Ethel Schwartz
                                          President, Treasurer and Director

Signatures



                           CERTIFICATION  PURSUANT  TO
                           18  U.S.C.  SECTION  1350,
                            AS  ADOPTED  PURSUANT  TO
              SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002


In connection with the Annual Report of New Medium Enterprises, Inc. on Form10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
 I, Ethel Schwartz, President & Chief Executive Officer of New Medium Enterprises, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of the Securities Act of 1933, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New Medium Enterprises, Inc.


/s/  Ethel  Schwartz
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Ethel  Schwartz
Chief  Executive  Officer
October  30,  2002